Exhibit 99.1

AEGEA Puts 2,000 Acres of Land Under Contract for its Florida Project

NORTH PALM BEACH, FL (Marketwire – November 1, 2013) – AEGEA, Inc. (OTCQB: AEGA) (the "Company"), a planned mega-resort destination and international community in Florida, announced today it has put 2,000 acres of land under contract.  The site, which may become part of a more comprehensive assemblage, is centrally located relative to a large percentage of Florida's residents and visitors, and has access to major transportation routes.  The terms of the contract were finalized last week after a series of negotiations.  AEGEA is currently evaluating two potential locations for its Florida project, and continues to move forward with negotiations on other land parcels, after receiving funding commitments.  A final determination on the site for AEGEA is expected within the next 60 days.

Introducing its Entertainment Living™ brand, AEGEA plans to become a worldwide entertainment destination and international residential community, uniquely integrating spectacular attractions with idyllic living environments.  AEGEA’s lifestyle and entertainment villages will celebrate architecture and culture from around the world in a permanent exposition.  The hundreds of acres of crystal clear waterways and lagoons will be designed to create miles of waterfront property, as well as an efficient, well-connected transportation network.  AEGEA was inspired by an advanced seafaring civilization from 4,000 years ago, a center for international commerce that brought together the best the world had to offer, including innovations and products that made their lives better.

“Having 2,000 acres of land under contract represents a significant milestone in the implementation of our plan for AEGEA.  We are excited to have secured such a large parcel of land in a prime location, and expect to successfully negotiate other land contracts in the coming weeks.  A final determination on the location for AEGEA will be based on a number of factors, including an assessment of governmental support and timeline for approvals.  Our experienced team is anxious to begin the planning process, and bring our vision to reality,” said Keith Duffy, President and CEO of AEGEA.

ABOUT AEGEA

AEGEA, Inc. is developing a spectacular experience for guests and an idyllic lifestyle for residents by blending world-class entertainment with culture and timeless architecture, introducing its Entertainment LivingTM brand. AEGEA is committed to building a sustainable and environmentally conscious community. AEGEA’s mission is to pursue innovation, increase shareholder value, and strive to better the lives of its visitors and residents. AEGEA’s plans include luxury hotels, residences, restaurants, cultural experiences, an Olympic-style sports complex, themed attractions, an equestrian village, vast blue water lagoons and waterways, and authentic, timeless architecture selected from around the world. While similar in some respects to other large-scale, multi-purpose destination properties, AEGEA’s design will be unique in that the sprawling complex will include a mix of residences and hospitality, entertainment and culture inspired by an advanced civilization dating back 4,000 years. Located within the state of Florida, AEGEA enjoys the distinct advantage of a massive nearby resident and visitor population base from which to draw attendance and ownership.

SAFE HARBOR FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, AEGEA, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to attract investors who qualify under the EB-5 program.
We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

CONTACT INFORMATION

Investor Relations
Scott Gordon
President
CorProminence LLC
377 Oak Street
Concourse 2
Garden City, NY 11530
631 703 4900 (Mobile)
516 222 2560 (Office)
scottg@corprominence.com
www.corprominence.com

AEGEA INC. CORPORATE

772 US Highway 1, Suite 200
North Palm Beach, FL 33408
561 287 5422 (Corporate)
IR@aegea.com
www.aegea.com